Exhibit 99.1

Consolidated Financial Statements
Veolia ES Industrial Services, Inc.
(An Indirect Wholly Owned Subsidiary of Veolia North America, Inc.)
Years Ended December 31, 2017 and 2016
With Report of Independent Auditors

Veolia ES Industrial Services, Inc.
(An Indirect Wholly Owned Subsidiary of Veolia North America, Inc.)

Consolidated Financial Statements
Years Ended December 31, 2017 and 2016

Report of Independent Auditors
The Board of Directors and Management
Veolia North America, Inc.
We have audited the accompanying consolidated financial statements of Veolia ES Industrial Services, Inc. (an indirect wholly owned subsidiary of Veolia North America, Inc.), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Veolia ES Industrial Services, Inc. at December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Chicago, Illinois
May 2, 2018

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Consolidated Balance Sheets
(In Thousands, Except Per Share and Share Data)

	December 31
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, net of allowance for doubtful accounts
of $713 and $1,214 in 2017 and 2016, respectively	20,112	24,412
Unbilled receivables	17,418	17,221
Due from affiliates	3,389	2,256
Inventories and supplies	1,459	1,685
Prepaid expenses and other current assets	1,485	1,986
Total current assets	43,863	47,560

Property and equipment, net	36,454	40,610
Goodwill	26,569	26,569
Other assets	168	208
Total assets	$107,054	$114,947

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$16,403	$22,721
Accrued payroll and related expenses	2,690	7,940
Due to affiliates	196	1,444
Other accrued expenses	6,644	12,547
Total current liabilities	25,933	44,652

Deferred tax liabilities, net	1,868	2,780
Total liabilities	27,801	47,432

Stockholder’s equity:
Common stock – $1 par value, 1,000 shares authorized and issued	1	1
Additional paid-in capital	228,463	106,859
Due (from) to affiliate	(29,238)	58,644
Accumulated deficit	(119,973)	(97,989)
Total stockholder’s equity	79,253	67,515
Total liabilities and stockholder’s equity	$107,054	$114,947

The accompanying notes are an integral part of these consolidated financial statements.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Consolidated Statements of Operations
(In Thousands)

	Year Ended December 31
	2017	2016

Revenues	$210,157	$271,280

Operating expenses:
Cost of operations (exclusive of items
shown separately below)	186,464	234,745
Selling, general, and administrative expenses	31,561	38,740
Depreciation and amortization	9,734	11,164
Restructuring costs	2,089	4,681
Total operating expenses	229,848	289,330
Loss from operations	(19,691)	(18,050)

Other expense:
Interest expense, net of interest income of $150 and $92, respectively – related party	2,588	2,370
Other, net	182	321
Loss before (benefit) provision for income taxes	(22,461)	(20,741)
(Benefit) provision for income taxes	(477)	384
Net loss	$(21,984)	$(21,125)

The accompanying notes are an integral part of these consolidated financial statements.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Consolidated Statements of Changes in Stockholder’s Equity
(In Thousands)

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Due (From) to Affiliate	Total Stockholder's Equity
Balance at January 1, 2016	$1	$106,859	$(76,864)	$84,144	$114,140
Net loss	—	—	(21,125)	—	(21,125)
Change in due from affiliate	—	—	—	(25,500)	(25,500)
Balance at December 31, 2016	1	106,859	(97,989)	58,644	67,515
Net loss	—	—	(21,984)	—	(21,984)
Contribution from Parent	—	121,604	—	9,396	131,000
Repayment of borrowings due to VNA	—	—	—	(70,000)	(70,000)
Change in due from affiliate	—	—	—	(27,278)	(27,278)
Balance at December 31, 2017	$1	$228,463	$(119,973)	$(29,238)	$79,253

The accompanying notes are an integral part of these consolidated financial statements.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31
	2017	2016
Operating activities
Net loss	$(21,984)	$(21,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts expense	299	790
Depreciation and amortization	9,734	11,164
Deferred income taxes	(912)	2
Gain on sale of property and equipment	(840)	(245)
Changes in operating assets and liabilities:
Accounts receivable	3,975	(2,722)
Unbilled receivables	(197)	(1,267)
Due from affiliates	(1,133)	(396)
Inventories and supplies	226	(66)
Prepaid expenses and other current assets	501	(560)
Accounts payable	(5,643)	3,647
Accrued payroll and related expenses	(5,250)	952
Due to affiliates	(1,248)	735
Other accrued expenses	(5,840)	5,344
Other	53	–
Net cash used in operating activities	(28,259)	(3,747)

Investing activities
Purchases of property and equipment	(6,796)	(8,201)
Proceeds from sale of property and equipment	1,333	310
Net cash used in investing activities	(5,463)	(7,891)

Financing activities
Contribution from Parent	131,000	–
Repayment of borrowings due to VNA	(70,000)	–
Excess cash (paid to) received from VNA	(27,278)	11,638
Net cash provided by financing activities	33,722	11,638

Net increase in cash and cash equivalents	–	–
Cash and cash equivalents at beginning of year	–	–
Cash and cash equivalents at end of year	$ –	$ –

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

1. Organization and Basis of Presentation
Veolia ES Industrial Services, Inc. (VES-IS or the Company) was, until February 23, 2018, a wholly owned subsidiary of Veolia Environmental Services North America, LLC (VESNA or Parent) and an indirect, wholly owned subsidiary of Veolia North America, Inc. (VNA). VNA is a wholly owned subsidiary of Veolia Environnement S.A. (VE), a company publicly traded on the Paris Stock Exchange.
On February 23, 2018, the Company’s outstanding shares were acquired by Clean Harbors, Inc. for a purchase price of $120 million plus a working capital adjustment.
The Company is an industrial cleaning business providing various routine and non-routine services. The industrial cleaning services offered generally involve the removal of deposits or wastes from equipment and storage facilities for customers in the refining, petrochemical, pulp and paper, steel, food-processing, utility, and gas-processing industries. The Company’s customers are located throughout the United States, including the Gulf Coast region. The main service lines include comprehensive waste removal and collection, industrial vacuuming, hydro blasting, tank cleaning and separations, chemical cleaning and decontamination, as well as transportation and disposal. Approximately 62% of the Company’s customers are in the refining and petrochemical industries. The single largest customer comprised approximately 7% and 8% of the Company’s revenue for the years ended December 31, 2017 and 2016, respectively. The Company does not believe that the loss of any single customer would have a material adverse effect on its results of operations.
The accompanying consolidated financial statements include the accounts of the Company’s industrial cleaning business and its two wholly owned subsidiaries: Veolia ES Special Services, LLC (VES-SS) and Veolia ES Industrial Services International LLC (VES-ISI), a dormant entity.
On November 30, 2017, VNA, through its wholly owned subsidiary VESNA, contributed $131.0 million to the Company in exchange for the outstanding shares of one of the Company’s wholly owned subsidiaries, Veolia ES Special Services, LLC (VES-SS). Since the net assets of VES-SS consisted only of receivables due from VNA of $9.3 million and land with a carrying value of $0.1 million, the difference of $121.6 million between the cash received and the net assets of VES-SS transferred to VESNA was recorded as a capital contribution.
For the periods presented, all significant intercompany balances and transactions have been eliminated in consolidation.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

1. Organization and Basis of Presentation (continued)
The preparation of these consolidated financial statements includes the use of “push down” accounting whereby certain expenses historically incurred by VNA or other affiliates have been identified and allocated or pushed down as appropriate to reflect the financial results of the Company for the periods presented. Expenses include services for items such as human resources, tax, accounting, information technology, legal, marketing, operations, and treasury. Allocations were made based on specific identification where practicable. In instances where specific identification was deemed not practicable, allocations were made based on allocation-specific, appropriate metrics including, but not limited to, revenues, number of transactions, or employee count. Management believes the methodology applied in the allocation of these costs is reasonable and has been consistently applied in all periods.
No third-party debt has been allocated to the Company. Interest expense included in these consolidated financial statements reflects the terms of a related-party debt agreement between the Company and VNA. These terms may not be indicative of terms reached on a third-party basis.
These consolidated financial statements may not necessarily be indicative of the cost structure or results of operations that would have existed if the Company operated as a stand-alone business.
2. Significant Accounting Policies
Sale of Receivables
Pursuant to a non-recourse factoring program between VE and an unaffiliated third-party financial institution, the Company transfers certain eligible trade accounts receivable in their entirety (after an 8.5% deferred purchase price), satisfying all of the conditions established under Accounting Standards Codification (ASC) Topic 860, Transfers and Servicing, to account for the transfer of the financial assets as a sale. The fair value of assets received as proceeds in exchange for the transfer of trade accounts receivable under the non-recourse factoring program approximates the fair value of such receivables. Under the non-recourse factoring program, net cash (outflows) inflows included in cash flows from operating activities relating to transferred trade accounts receivable (after an 8.5% deferred purchase price) were approximately $(1.6) million and $10.9 million in 2017 and 2016, respectively. In addition, the Company recognized losses of approximately $0.2 million and $0.2 million during 2017 and 2016, respectively, representing the discount, or the difference between cash proceeds received and the recorded value at which these trade receivables were sold to the financial institution under the factoring program.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
Inventories and Supplies
Inventories and supplies consist of spare parts used in vehicles and other large equipment, as well as chemicals and other materials used for industrial cleaning activities. Inventories are stated at cost, determined on a first-in, first-out basis, and are charged to expense at the time of consumption.
Property and Equipment
Property and equipment are stated at cost. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the respective assets. Buildings and improvements are depreciated over useful lives ranging from 10 to 25 years. Vehicles and equipment are depreciated over useful lives ranging from 3 to 8 years. Furniture and fixtures are depreciated over useful lives ranging from 3 to 7 years.
Impairment of Long-Lived Assets
Property and equipment and amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. During 2017 and 2016, management performed a review and determined that there were no impairments of long-lived assets.
Goodwill
Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in business combinations. Goodwill is not amortized but is subject to the Company’s annual impairment test or between annual tests in certain circumstances that would, more likely than not, reduce the fair value of a reporting unit below its carrying amount. Goodwill is tested for impairment at a reporting unit level using either a qualitative assessment, commonly referred to as a “step zero” test, or a quantitative assessment, commonly referred to as a “step one” test.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
The step zero goodwill impairment test utilizes qualitative factors to determine whether it is more likely than not that the fair value of the Company’s reporting units is less than its carrying value. Qualitative factors include: macroeconomic conditions; legal and regulatory environment; industry and market considerations; and overall financial performance and cost factors to determine whether a reporting unit is at risk for goodwill impairment. In the event a reporting unit fails the step zero goodwill impairment test, it is necessary to perform the step one goodwill impairment test.
The step one goodwill impairment test compares the estimated fair value of each reporting unit with the reporting unit’s carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the Company must perform step two of the impairment test (measurement). Step two of the impairment test, if necessary, would require the identification and estimation of the fair value of the reporting unit’s individual assets, including currently unrecognized intangible assets and liabilities in order to calculate the implied fair value of the reporting unit’s goodwill. Under step two, an impairment loss is recognized to the extent the carrying amount of the reporting unit’s goodwill exceeds the implied fair value.
Determining the fair value of a reporting unit requires judgment and involves the use of significant estimates and assumptions by management. The Company performed its annual impairment review as of December 31, 2017 and 2016 and concluded the fair value exceeded the carrying value for its one reporting unit with goodwill balances.
Income Taxes
The operations of the Company and certain affiliates are included in the consolidated federal income tax return of VNA. Tax years from 2004 through 2013 are currently open and under examination by the Internal Revenue Service.
The Company’s income tax provision is calculated as if the Company were a stand-alone taxpayer (see also Note 7) and its share of federal income taxes payable is included with amounts due to affiliates on the accompanying consolidated balance sheets (see also Note 6). Actual federal taxes paid are determined at the VNA consolidated level.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are also recognized for the estimated future effects of tax loss carryforwards. The effect on deferred taxes of changes in tax rates is recognized in the period in which the revised tax rate is enacted.
The Company records valuation allowances to reduce deferred tax assets to the extent it believes it is more likely than not that a portion or all of such assets will not be realized. In making such determinations, the Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and the ability to carry back losses to prior years. Realization is dependent upon generating sufficient taxable income prior to expiration of tax attribute carryforwards.
The Company provides for taxes and associated interest as income tax expense when, based on information currently available, management has determined that it is more likely than not that a tax position taken may not be sustained upon examination, based solely on its technical merits. Although the Company believes that the positions taken are appropriate, tax and interest reserves may be necessary in recognition that various taxing authorities may challenge the positions taken, resulting in additional liabilities for taxes and interest. The Company’s tax positions and related reserves, if any, are annually reviewed and adjusted as events occur that affect the estimated liability for taxes, such as lapsing of applicable statutes of limitations, conclusion of tax audits, additional exposure based on current calculations, identification of new issues, release of administrative guidance, or rendering of a court decision affecting a particular tax issue.
Fair Value of Financial Instruments
The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and amounts due from and due to affiliates. It was not practicable to estimate the fair value of the amounts due from or due to affiliates, including the note payable to affiliate outstanding at December 31, 2016, because such financial instruments do not have readily ascertainable market values due to their related-party status. The carrying values of the other financial instruments are considered to be representative of their respective fair values.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
Leases
All leases that are determined not to meet any of the capital lease criteria are classified as operating leases. Operating lease payments are recognized as costs of operations on a straight-line basis over the term of the lease unless a systematic and rational allocation is more representative of the time pattern in which the leased property is physically employed.
Revenue Recognition
The Company’s industrial cleaning business earns revenue principally by providing various routine and non-routine industrial cleaning services. Revenues are recorded at the time contracted services are performed.
Revenues are generally recognized under time and material-based arrangements as services are provided. On fixed-fee engagements, revenues are recognized as the services are performed, which is measured by hours incurred in proportion to total hours estimated to complete a project.
The Company grants credit to the majority of its customers. It is not the policy of the Company to require collateral from its customers in order to provide credit. Potential loss amounts associated with the granting of credit are included in management’s estimate of the allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, as well as the Company’s history of write-offs and collections. The Company’s policy is generally to not charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payments have not been received by the date listed on the invoice terms. Write-offs are recorded against the allowance for doubtful accounts when all reasonable efforts for collection have been exhausted.
Shipping and Handling Costs
Shipping and handling costs incurred in providing waste transportation and disposal services are included in the cost of operations.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
Financial Assurance Bonds and Corporate Guarantee
For certain obligations, the Company elects to satisfy its financial assurance obligations with the use of bonds. The Company pays annual premiums to obtain performance bonds underwritten by insurance carriers that provide financial assurance for contract performance. These premiums are amortized over the life of the bond when material. At December 31, 2017 and 2016, the Company had $1.3 million and $1.0 million, respectively, of coverage under performance bonds.
The Company provides a corporate guarantee in consideration of a third-party bank extending commercial credit to the Company and certain affiliates of VNA. At December 31, 2017 and 2016, the credit limit guaranteed by the Company was $3.0 million. Because a loss under the corporate guarantee is not considered probable at either December 31, 2017 or 2016, no liabilities have been recorded on the consolidated balance sheets relating to this corporate guarantee.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Although management believes that the Company’s estimates and assumptions are reasonable, they are based upon information presently available. Actual results may differ significantly from the estimates.
Consolidated Statements of Cash Flows
Supplemental disclosures of cash flow information are as follows (in thousands):

	Year Ended December 31
	2017	2016

Interest paid, including payments to VNA, net	$2,588	$2,370
Income taxes paid, including payments to VNA	428	325
Noncash investing activities:
Accrued expenditures for property and equipment	(606)	(35)

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
New Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard-setting bodies that the Company adopts as of the specified effective dates. Unless otherwise discussed below, the Company believes the impact of any recently issued standards that are not yet effective are either not applicable to the Company at this time or will not have a material impact on the financial statements upon adoption.
In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), as well as various subsequent amendments to the initial guidance. The core principle of the new revenue recognition guidance and the subsequent amendments collectively is that revenue will be recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The new guidance defines a five-step process to achieve this core principle, and in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under current guidance, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price, and allocating the transaction price to each separate performance obligation, among others. The new guidance also requires more disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. The new guidance provides for two transition methods: a full retrospective approach and a modified retrospective approach. For calendar year public entities, the new guidance is effective beginning January 1, 2018. For calendar year nonpublic entities and entities which are considered public business entities only because their financial statements are included in another entity’s SEC filing, the new revenue standard is effective beginning January 1, 2019. The Company plans to adopt the new revenue recognition guidance on a modified retrospective basis and anticipates that expanded disclosures may be necessary in the financial statements, in order to comply with the new guidance.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the lease recognition requirements in ASC Topic 840, Leases. The core principle of the guidance is that an entity should recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. For calendar year public entities, the new guidance is effective beginning January 1, 2019. For calendar year nonpublic entities and entities which are considered public business entities only because their financial statements are included in another entity’s SEC filing, the new leases standard is effective beginning January 1, 2020. Early adoption is permitted. The guidance is to be applied using a modified retrospective transition method with the option to elect a package of practical expedients. The Company is currently evaluating the impact of the adoption of this accounting standard update on its internal processes, operating results, and financial reporting. The impact is currently not known or reasonably estimable.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material impact on its consolidated financial statements or disclosures.
Subsequent Events
In connection with the preparation of these financial statements, the Company evaluated subsequent events through May 2, 2018, the date these financial statements were available to be issued.
As discussed in Note 1, on February 23, 2018, the Company’s outstanding shares were acquired by Clean Harbors.
On March 31, 2018, an accident occurred involving two of the Company’s employees working at a customer owned refinery site. One of the two employees later died from injuries sustained from the accident. The Company has insurance coverage with deductible limits of $1 million which may mitigate any potential adverse impact relating to this incident.
Except as noted above, there were no other subsequent events required to be recognized or disclosed in these financial statements.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

3. Property and Equipment
Property and equipment consist of the following (in thousands):

	December 31
	2017	2016

Land	$2,511	$2,932
Buildings and improvements	8,868	9,857
Vehicles and equipment	157,303	182,955
Furniture and fixtures	1,259	1,376
Construction-in-progress	2,295	3,007
	172,236	200,127
Less accumulated depreciation	135,782	159,517
	$36,454	$40,610

Depreciation expense was $9.7 million and $11.2 million for the years ended December 31, 2017 and 2016, respectively.
4. Restructuring
Restructuring charges relate to the implementation of several business improvement initiatives aimed at streamlining the Company’s cost structure and improving its operations. These actions primarily resulted in workforce reductions, lease termination costs, and other facility rationalization costs.
The following table summarizes activity related to accrued liabilities associated with the Company’s redundancy and restructuring for the year ended December 31, 2017 (in thousands):

	January 1, 2017	Charges to Earnings	Cash Paid	December 31, 2017

Employee termination costs	$2,228	$2,089	$(2,881)	$1,436
Facility exit costs	893	—	(893)	—
Other exit costs	239	—	(239)	—
	$3,360	$2,089	$(4,013)	$1,436

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

4. Restructuring (continued)
The following table summarizes activity related to accrued liabilities associated with the Company’s redundancy and restructuring for the year ended December 31, 2016 (in thousands):

	January 1, 2016	Charges to Earnings	Cash Paid	December 31, 2016

Employee termination costs	$—	$3,392	$(1,164)	$2,228
Facility exit costs	—	1,031	(138)	893
Other exit costs	—	258	(19)	239
	$—	$4,681	$(1,321)	$3,360

5. Other Accrued Expenses
Other accrued expenses consist of the following (in thousands):

	December 31
	2017	2016

Payable to bank related to factored receivables	$1,580	$4,651
Income, real estate, sales, and other taxes	1,200	1,389
Insurance claims	1,847	2,554
Restructuring costs	1,436	3,360
Other	581	593
	$6,644	$12,547

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

6. Transactions With Affiliates
Amounts due from affiliates are as follows (in thousands):

	December 31
	2017	2016

Veolia ES Technical Solutions, LLC	$2,115	$1,733
Veolia North America Regeneration Services, LLC	1,194	83
Kendall Green Energy Holdings LLC	—	350
Other affiliates	80	90
	$3,389	$2,256

The amounts due from Veolia affiliates represent receivables for industrial cleaning services provided to those affiliates or their respective customers. These amounts due are classified as current assets because it is intended that such receivables will be settled within the next year.
Current amounts due to affiliates are as follows (in thousands):

	December 31
	2017	2016

Veolia ES Technical Solutions, LLC	$97	$987
Veolia ES Canada Industrial Services Inc.	30	213
Veolia ES Alaron, LLC	—	203
Other affiliates	69	41
	$196	$1,444

The amounts due to Veolia affiliates represent payables for services the Company received from those affiliates or related to the Company’s customers. These amounts due are classified as current liabilities because it is intended that such payables will be settled within the next year.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

6. Transactions With Affiliates (continued)
Long-term amounts due (from) to affiliates are as follows (in thousands):

	December 31
	2017	2016

Notes payable due to Veolia North America, Inc.	$—	$70,000
Amount due from Veolia North America, Inc.	(29,238)	(11,356)
	$(29,238)	$58,644

On December 12, 2013, the Company borrowed a total of $70.0 million in two tranches from VNA under a promissory note. The first tranche of $55.0 million was borrowed to refinance other long-term payables owed to VESNA and was due on December 13, 2023. The second tranche of $15.0 million was borrowed for general working capital purposes and was due on December 13, 2018. Interest rates on these borrowings were set quarterly based on a reference rate (LIBOR USD 90 days) plus 2.5% on the first tranche of borrowings and based on a reference rate (LIBOR USD 90 days) plus 2.0% on the second tranche of borrowings. Interest expense related to the borrowings due to VNA was $2.5 million and $2.4 million for the years ended December 31, 2017 and 2016, respectively. At December 31, 2016, the borrowings due to VNA are included in the amounts due to affiliates presented as a component of stockholder’s equity on the accompanying consolidated balance sheets because, on November 30, 2017, the Company repaid the full amount of the debt owed to VNA with a portion of the capital contribution received from VESNA.
The amount due from VNA represents net amounts for cash sweeps relating to a shared cash management arrangement, interest income, liabilities for insurance coverage, and other amounts paid by VESNA or VNA on behalf of the Company. At December 31, 2017, the net amounts due from VNA have been classified as a reduction to stockholder’s equity because these amounts are not represented by note receivable agreements and there is no present intention by VNA to repay these amounts to the Company.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

6. Transactions With Affiliates (continued)
Sales to affiliates were as follows (in thousands):

	Year Ended December 31
	2017	2016

Veolia ES Technical Solutions, LLC	$8,184	$7,423
Veolia North America Regeneration Services, LLC	1,877	37
Kendall Green Energy Holdings LLC	—	350
Veolia Water North America Operating Services, LLC	24	280
Veolia Water North America-South, LLC	—	241
Other affiliates	153	143
	$10,238	$8,474

Purchases from affiliates were as follows (in thousands):

	Year Ended December 31
	2017	2016

Veolia ES Technical Solutions, LLC	$2,268	$2,635
Veolia Water North America Operating Services, LLC	143	606
Veolia ES Alaron, LLC	—	203
Other affiliates	155	112
	$2,566	$3,556

Interest expense, net paid to affiliates was as follows (in thousands):

	Year Ended December 31
	2017	2016

Interest (income) on amounts due from VNA	$(150)	$(92)
Interest expense on amounts due to VNA	178	8
Interest expense on note payable to VNA	2,549	2,438
Interest expense, net	$2,577	$2,354

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

6. Transactions With Affiliates (continued)
Interest income is related to amounts due from VNA, while interest expense is related to amounts due to VNA (including interest expense on the note payable to VNA). Interest rates on amounts due from VNA were determined based on the federal funds rate plus 20 basis points, while interest rates on amounts due to VNA were based on the federal funds rate plus 50 basis points. Interest amounts due from and to VNA were accrued and generally settled monthly at rates that averaged between 1.0% and 1.2% during 2017 and between 0.3% and 0.5% during 2016.
VNA and its subsidiaries and affiliates provide the Company with various financing, tax, information technology, legal, risk management, and other administrative services for which the Company was charged $12.0 million and $12.3 million during 2017 and 2016, respectively, for associated direct costs and an allocation of certain centrally incurred costs. These amounts are included in selling, general, and administrative expenses on the accompanying consolidated statements of operations. It is the policy of VNA to allocate centrally incurred costs primarily on the basis of usage, estimated time spend, headcount, or based on budgeted revenue. In the opinion of management, these allocations and charges have been made on a reasonable basis; however, they are not necessarily indicative of the level of expenses which might have been incurred had the Company been operating as a separate stand-alone entity. Management’s estimate of the costs that would have been incurred if the Company had operated as an unaffiliated entity were approximately $6.8 million for each of the years ended December 31, 2017 and 2016.
Insurance
The Company, through arrangements with VNA, has insurance coverage for workers’ compensation, commercial general liabilities, professional and property risks, and motor vehicle liabilities in excess of certain occurrence deductibles. VNA purchases insurance coverage on behalf of the Company. VNA charges the Company each period for incidents and claims below the occurrence deductibles based on the best estimate of the ultimate settlement of developed claims, including claims incurred but not reported. To the extent the insurance purchased by VNA provides coverage for claims in excess of certain occurrence deductibles that are higher than the arrangements between the Company and VNA, the additional liability is paid by VNA on behalf of the Company and is not reflected as a liability in the accompanying consolidated financial statements.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

6. Transactions With Affiliates (continued)
The Company also has arrangements through VNA for insurance coverage for employee medical benefits. VNA purchases the insurance on behalf of the Company. VNA charges the Company each period for claims below the occurrence deductibles based on expenses incurred and best estimates of the ultimate settlement of developed claims, including claims incurred but not reported.
7. Income Taxes
Current and deferred taxes have been presented by the Company on a stand-alone basis. The (benefit) provision for income taxes consists of the following (in thousands):

	Year Ended December 31
	2017	2016
Current:
Federal	$—	$—
State	434	383
	434	383
Deferred:
Federal	(1,372)	162
State	461	(161)
	(911)	1
(Benefit) provision for income taxes	$(477)	$384

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)
The differences in the (benefit) provision for income taxes and the amounts determined by applying the federal statutory rate of 35% to income before income taxes for each period are as follows (in thousands):

	Year Ended December 31
	2017	2016

Tax benefit at statutory rate	$(7,861)	$(7,259)
State income taxes, net of federal benefit	552	88
Permanent items	360	453
Impact of change in federal tax rate	17,519	—
Changes in valuation allowance	(11,405)	7,077
Other, net	358	25
(Benefit) provision for income taxes	$(477)	$384

On December 22, 2017, the Tax Cuts and Jobs Act (the Act) was signed into law. The Act significantly changes the income tax laws by reducing the federal corporate income tax rate from 35% to 21% beginning in 2018. The Company recorded income tax expense of $17.5 million during 2017 as a result of reassessing the value of the Company’s federal deferred tax assets and liabilities given the change in the federal corporate income tax rate. The Company is currently evaluating the impact of the other provisions of the Act but those provisions are not expected to have a significant impact on its financial position and results of operations. Although the Company believes it has determined a reasonable estimated impact of the Act, it should be considered a provisional estimate. The ultimate impact could differ from these provisional amounts due to additional guidance, changes in interpretation, and additional analysis. Any adjustments to the provisional estimate will be reported in income tax expense in the annual reporting period in which such adjustments are determined.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)
The deferred income tax balances consist of the following (in thousands):

	December 31
	2017	2016
Deferred tax liabilities:
Property and equipment	$3,224	$4,786
Intangible assets	1,868	2,780
Other	1	285
Total deferred tax liabilities	5,093	7,851

Deferred tax assets:
Net operating loss carryforwards	30,299	39,471
Allowance for doubtful accounts	184	466
Accrued insurance	476	1,291
Other expenses not currently deductible	899	3,881
Total deferred tax assets	31,858	45,109
Valuation allowance	(28,633)	(40,038)
Net deferred tax assets	3,225	5,071
Net deferred tax liabilities	$1,868	$2,780

The Company has net operating loss carryforwards of approximately $140.3 million and $111.5 million for U.S. federal purposes and $14.3 million and $9.5 million related to state jurisdictions post apportionment at December 31, 2017 and 2016, respectively. If not utilized, the federal and state net operating loss carryforwards will begin to expire at various times beginning in 2019. A valuation allowance on deferred tax assets has been recorded to the extent the Company believes it is more likely than not that a portion or all of such assets will not be realized.
8. Employee Benefit Plans
The Company’s employees participate in a defined contribution 401(k) savings plan sponsored by VNA that covers substantially all nonunion employees meeting certain minimum eligibility requirements. Participating employees can elect to defer a portion of their compensation and contribute to the plan on a pretax basis. The Company also matches certain amounts, as defined in the plan document. Contributions made and expensed by the Company under the plan were $2.2 million and $2.7 million for the years ended December 31, 2017 and 2016, respectively.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

9. Commitments and Contingencies
Leases
The Company rents certain facilities, office space, and equipment under noncancelable operating leases expiring at various dates through 2024. Rent expense for facilities and equipment under these leases was $4.8 million and $3.9 million for the years ended December 31, 2017 and 2016, respectively. Future minimum lease payments under these leases as of December 31, 2017, are as follows (in thousands):

Years ended December 31:
2018	$5,516
2019	5,359
2020	4,884
2021	3,313
2022	1,886
Thereafter	1,209
$22,167

Total rent expense, including leases with terms less than one year, recognized in the accompanying statements of operations was $20.1 million and $23.4 million for the years ended December 31, 2017 and 2016, respectively.
Environmental
The Company is subject to various laws and governmental regulations concerning environmental matters and continually monitors its operations with respect to potential environmental issues, including the changes in environmental regulations and remediation technologies. The Company believes that it is in compliance in all material respects with the laws and regulations affecting its operations.

Veolia ES Industrial Services, Inc.
(An Indirect, Wholly Owned Subsidiary of Veolia North America, Inc.)

Notes to Consolidated Financial Statements (continued)

9. Commitments and Contingencies (continued)
Legal
In the normal course of business and as a result of the extensive government regulation of the waste industry, the Company periodically may become subject to various judicial and administrative proceedings and investigations involving federal, state, or local agencies. The Company is also subject from time to time to general commercial claims and litigation and personal injury or property damage claims and litigation arising out of accidents involving its vehicles and employees. The Company believes that the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial condition or results of operations.